AMENDMENT NUMBER 5

TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN CONSOLIDATED AS AT JANUARY 1, 2009
AMENDMENTS FOR MANAGEMENT EMPLOYEES

Effective January 1, 2011,

1.	Delete paragraph 2.06 and replace it with the following:

2.06    Averaged Incentive Compensation
“Averaged Incentive Compensation” means, subject to subparagraph 5.01(g), an amount calculated as the product of the amount described in subparagraph (a) of the definition of Highest Plan Earnings in respect of the Member multiplied by the lesser of A and B, where A and B are determined as at the AIC Date, where “AIC Date” means the earlier of the Member’s Date of Cessation of Membership and the date on which the Member commences a pre-retirement leave of absence, and where:

A is calculated as follows:

(a)
for each of the ten (10) calendar years preceding the year of the AIC Date, determine the percentage that the Member’s Deemed PIP Award or any amounts paid under such other incentive plan as determined by the Company in respect of that year is of the Member’s Base Earnings for that year, then

(b)	average the five (5) highest percentages obtained under subparagraph (a); and

B equals the average of the Member’s level of target award under the Performance Incentive Plan in effect on each December 31 over the five year period ending on the AIC Date, expressed as a percentage of salary.

For the purposes of calculating B above, the Member’s level of target award under the Performance Incentive Plan at a December 31 that is prior to 2011 shall be deemed to equal the Member’s level of target award under the Performance Incentive Plan at December 31, 2010, and furthermore, the Member’s level of target award under the

Canadian Pacific Railway Company Pension Plan Consolidated as at January 1, 2009
Amendment Number 5    Page 2

Performance Incentive Plan at December 31, 2010 shall be the Member’s level of target award in effect immediately prior to the introduction of the revised level of target awards approved by the Board in February 2011.

This provision shall apply to periods of Management Service.

Effective April 1, 2011,

2.	Delete paragraph 2.50 and replace it with the following:

2.50    Middle Manager/Executive
“Middle Manager/Executive” means an Employee who holds a permanent position graded Stratum 3 or higher, or equivalent classification under any of the Company’s salary plans.